UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2005

Digimarc Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9405 SW Gemini Drive, Beaverton, Oregon		97008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 5, 2005, Digimarc Corporation (the “Company”) issued a press release announcing its anticipated 2004 financial results and anticipated effect of restatements of prior period financial statements.   The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company has not yet filed its Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the quarterly period ended September 30, 2004, which were required to be filed by March 31, 2005 in order to meet the Nasdaq Listing Qualifications Panel’s (the “Nasdaq Panel”) filing deadline set forth in its decision on March 22, 2005 to provide the Company additional time to file both the Company’s Form 10-Q for the third quarter of 2004 and the Company’s Form 10-K for the year ended December 31, 2004, including all required restatements of prior period financial results.  Although the Company currently expects to file its Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the quarterly period ended September 30, 2004 within the next several days, there can be no assurance that the Company will file either of the Form 10-K or the Form 10-Q in a manner that permits continued listing by Nasdaq.

In connection with filing the Form 10-K and the Form 10-Q, the Company intends to request that the Nasdaq Panel continue the listing of the Company’s common stock on the Nasdaq National Market.  There can be no assurance that the Nasdaq Panel will grant the Company’s request, or that the Company’s common stock will remain listed on the Nasdaq National Market.  The Company issued a press release on April 5, 2005 with respect to certain matters, including the status of the Nasdaq delisting proceeding.  The full text of the press release is attached hereto as Exhibit 99.1and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Digimarc Corporation, dated April 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Dated: April 5, 2005	By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Digimarc Corporation, dated April 5, 2005.